UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	001-31470	33-0430755
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Milam, Suite 3100 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 18, 2012, Plains Exploration & Production Company (“PXP” or the “Company”) held its 2012 annual meeting of stockholders. The stockholders elected all of PXP’s nominees for director, ratified the appointment of PricewaterhouseCoopers LLP as PXP’s independent auditors for the fiscal year ending December 31, 2012, and approved PXP’s executive compensation.

(1)	Proposal One: The following directors were elected to serve until their successors are duly elected and qualified or until their earlier, death, resignation or removal as follows:

NAME	FOR	AGAINST	ABSTENTIONS	BROKER NON- VOTES
James C. Flores	106,198,308	3,835,756	1,705,833	6,066,836

Isaac Arnold, Jr.	109,354,331	892,118	1,493,448	6,066,836

Alan R. Buckwalter, III	109,580,218	667,055	1,492,624	6,066,836

Jerry L. Dees	98,462,415	11,572,699	1,704,783	6,066,836

Tom H. Delimitros	103,051,321	7,196,538	1,492,038	6,066,836

Thomas A. Fry, III	109,408,652	837,559	1,493,686	6,066,836

Charles G. Groat	109,595,287	651,656	1,492,954	6,066,836

John H. Lollar	103,065,338	7,204,491	1,470,068	6,066,836

(2)	Proposal Two: The appointment of PricewaterhouseCoopers LLP as PXP’s independent auditors for the fiscal year ending December 31, 2012 was ratified as follows:

FOR	AGAINST	ABSTAIN
115,342,135	983,876	1,480,722

(3)	Proposal Three: The non-binding advisory vote on the compensation of the Company’s named executive officers was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
65,388,893	44,823,285	1,527,719	6,066,836

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: May 22, 2012	/s/ Nancy I. Williams
Nancy I. Williams Vice President—Accounting, Controller and Chief Accounting Officer

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